UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 13, 2007

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On November 13, 2007, Joanne Solomon, 41, was appointed Corporate Vice President, and Chief Financial Officer, of Amkor Technology, Inc. (“Amkor”), succeeding Kenneth T. Joyce. Prior to assuming her current position, Ms. Solomon served as our Senior Vice President of Finance and Corporate Controller since 2006. Ms. Solomon joined Amkor in 2000, and has held a number of positions including, Senior Vice President Finance and Treasurer, Vice President Finance and Business Assurance, Vice President Financial Planning and Analysis, and Senior Director Reporting and Analysis.
On November 13, 2007, Mr. Joyce, 60, was appointed to the newly created position of Chief Administrative Officer of Amkor. Mr. Joyce will continue to serve as Executive Vice President, and Ms. Solomon will continue to report to Mr. Joyce. Prior to assuming his current position, Mr. Joyce served as our Executive Vice President and Chief Financial Officer since 1999.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
The following exhibit is being furnished (not filed) herewith.
99.1 Text of Press Release dated November 13, 2007, announcing the changes set forth above.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Executive Vice President & Chief Administrative Officer

Date: November 16, 2007